Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

FUNCTIONAL BRANDS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price (1)(2)			Fee Rate		Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.00001 par value (2)	457(o)	—	—		$6,000,000		$0.00015310		$918.60
Fees to Be Paid	Equity	Underwriter’s Warrant (3)	457(g)	—	—		—		—		—
Fees to Be Paid	Equity	Common Stock underlying the Underwriter’s Warrant (4)	457(o)	—	—		$900,000		$0.00015310		$137.79
Fees to Be Paid	Equity	Series A Warrants accompanying the Common Stock (2)	Other (3)	—	—			(3)	—		—
Fees to Be Paid	Equity	Series B Warrants accompanying the Common Stock (2)	Other (3)	—	—			(3)	—		—
Fees to Be Paid	Equity	Common Stock underlying the Series A Warrants (2)	457(o)	—	—		$6,000,000		$0.00015310		$918.60
Fees to Be Paid	Equity	Common Stock underlying the Series B Warrants (2)	457(o)	—	—		$6,000,000		$0.00015310		$918.60
Fees to Be Paid	Equity	Common Stock, registered on behalf of selling shareholders (5)	457(o)	—	—	$	[*]		$0.00015310	$	[*]

	Total Offering Amounts					$	[*]	(3)	$0.00015310	$	[*]
	Total Fees Previously Paid						—				$0
	Total Fee Offsets						—				$0
	Net Fee Due						[*]				$2,893.59

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered, issued or become issuable in connection with any stock split, stock dividend or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the warrants.

(4)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), the proposed maximum aggregate offering price of the Underwriter Warrants is $900,000, which is equal to 5.0% of the aggregate number of units sold in this offering, including the overallotment option, at an exercise price equal to 100% of the public offering price per share.

(5)	For purposes of calculating the proposed maximum aggregate offering price, we have multiplied [*] representing the number of shares covered by the Resale Prospectus by an assumed price of $4.50 per share.